UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 8, 2021

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.00001	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 8, 2021, Quanta Services, Inc. (the “Company”) entered into the Ninth Amendment to Fourth Amended and Restated Credit Agreement (the “Amendment”), among the Company and certain of the Company’s subsidiaries, as Borrowers, the Company, as Guarantor, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the Swing Line Lenders and L/C Issuers party thereto. The Amendment amended the Fourth Amended and Restated Credit Agreement, dated as of December 18, 2015 (as amended, including by the Eighth Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 9, 2021, and the Amendment, the “Amended Credit Agreement”).

The Amendment, among other things, (i) provided for a new delayed draw term loan facility with total term loan commitments of $750.0 million for the purpose of financing, in whole or in part, the acquisition of Blattner (as defined below) pursuant to the Merger Agreement (as defined below), refinancing certain existing indebtedness of Blattner and paying certain related costs and expenses (the “Delayed Draw Term Loan Facility”), (ii) increased the aggregate revolving commitments of the lenders from $2.510 billion to $2.640 billion and (iii) extended the maturity date for the revolving commitments under the Amended Credit Agreement from September 22, 2025 to October 8, 2026 (the “Maturity Date”). The Delayed Draw Term Loan Facility also matures on the Maturity Date. The Amendment also increased the threshold amount for cross-defaults to certain debt instruments and for certain other purposes from $150.0 million to $300.0 million. After giving effect to the Amendment, the aggregate amount of the credit facilities provided for under the Amended Credit Agreement is $3.390 billion.

On October 13, 2021, the Company borrowed the full amount of the Delayed Draw Term Loan Facility and $50.9 million in revolving loans under the Amended Credit Agreement and used all of such proceeds to partially finance the cash portion of the consideration for the acquisition of Blattner pursuant to the Merger Agreement.

Pursuant to the Amendment, amounts borrowed under the Delayed Draw Term Loan Facility will bear interest, at the Company’s option, at a rate equal to either (a) the LIBOR Rate (as defined in the Amended Credit Agreement) plus 1.000% to 1.625%, or (b) the Base Rate (as defined below) plus 0.000% to 0.625%, each determined based on either the Company’s Consolidated Leverage Ratio (as described below) or the Company’s Debt Rating (as defined in the Amended Credit Agreement), whichever is more favorable to the Company. The Consolidated Leverage Ratio is the ratio of the Company’s total funded debt to Consolidated EBITDA (as defined in the Amended Credit Agreement). For purposes of calculating the Consolidated Leverage Ratio, total funded debt is reduced by available cash and Cash Equivalents (as defined in the Amended Credit Agreement) in excess of $25.0 million. The Base Rate equals the highest of (i) the Federal Funds Rate (as defined in the Amended Credit Agreement) plus 1/2 of 1%, (ii) Bank of America’s prime rate and (iii) the LIBOR Rate plus 1.00%.

The Company is required to make quarterly payments on the first business day of each January, April, July and October, beginning in January 2023, on outstanding borrowings under the Delayed Draw Term Loan Facility in an amount equal to approximately $4.7 million per quarter in 2023 and 2024, approximately $9.4 million per quarter in 2025 and approximately $18.8 million per quarter in 2026. The aggregate principal amount of all such term loans outstanding on the Maturity Date must be paid on such date. The Company may voluntarily prepay borrowings under the Delayed Draw Term Loan Facility from time to time, in whole or in part, without premium or penalty.

Pursuant to the Amendment, amounts borrowed in U.S. dollars under the revolving credit facility will bear interest, at the Company’s option, at a rate equal to either (a) the LIBOR Rate plus 1.125% to 1.750%, as determined based on either the Company’s Consolidated Leverage Ratio or the Company’s Debt Rating, whichever is more favorable to the Company, or (b) the Base Rate plus 0.125% to 0.750%, as determined based on either the Company’s Consolidated Leverage Ratio or the Company’s Debt Rating, whichever is more favorable to the Company. Revolving loans borrowed in any currency other than U.S. dollars will bear interest at a rate equal to the Alternative Currency Daily Rate or the Alternative Currency Term Rate (each as defined in the Amended Credit Agreement), as applicable, plus 1.125% to 1.750%, as determined based on either the Company’s Consolidated Leverage Ratio or the Company’s Debt Rating, whichever is more favorable to the Company. Additionally, standby or commercial letters of credit issued under the Amended Credit Agreement are subject to a letter of credit fee of 1.125% to

1.750%; Performance Letters of Credit (as defined in the Amended Credit Agreement) issued under the Amended Credit Agreement in support of certain contractual obligations are subject to a letter of credit fee of 0.675% to 1.125%; and the Company is subject to a commitment fee of 0.100% to 0.275% on any unused availability under the revolving credit facility, in each case as determined based on either the Company’s Consolidated Leverage Ratio or the Company’s Debt Rating, whichever is more favorable to the Company.

The Amended Credit Agreement provides for customary events of default. If an Event of Default (as defined in the Amended Credit Agreement) occurs and is continuing, on the terms and subject to the conditions set forth in the Amended Credit Agreement, amounts outstanding under the Amended Credit Agreement may be accelerated and may become or be declared immediately due and payable.

BofA Securities, Inc., Wells Fargo Securities, LLC, PNC Capital Markets LLC and Truist Securities, Inc., which acted as Arrangers (as defined in the Amended Credit Agreement) for the Amendment, and some of the other lenders under the Amended Credit Agreement and their respective affiliates, have provided financial advisory and investment banking services to the Company and its subsidiaries for which they have received customary fees.

The foregoing description of the Amendment and the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment and the Amended Credit Agreement (included as Annex A to the Amendment), a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on September 1, 2021, in connection with the execution of the Merger Agreement, the Company entered into a commitment letter (the “Commitment Letter”) with Bank of America, N.A., BofA Securities, Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (collectively, the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, two of the Commitment Parties committed to provide a 364-day senior unsecured bridge facility in an aggregate principal amount of up to $2.1835 billion to finance the cash consideration estimated to be due at closing of the Merger (as defined below) and to pay fees and expenses incurred in connection therewith, should the Company choose to utilize it.

On September 23, 2021, in accordance with the terms of the Commitment Letter, the aggregate commitments under the Commitment Letter were reduced to approximately $696.1 million concurrently with the Company’s issuance on such date (as previously disclosed) of $500,000,000 aggregate principal amount of its 0.950% Senior Notes due 2024, $500,000,000 aggregate principal amount of its 2.350% Senior Notes due 2032 and $500,000,000 aggregate principal amount of its 3.050% Senior Notes due 2041 (collectively, the “Notes”). Concurrently with the Company’s entry into the Amendment, the remaining aggregate commitments under the Commitment Letter were reduced to zero and terminated.

The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Commitment Letter, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 13, 2021 (the “Closing Date”), the Company completed the previously announced acquisition of Blattner Holding Company (“Blattner”). Pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Quanta Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), Blattner, David Henry Company, a Minnesota corporation and wholly owned subsidiary of Blattner (“New Holdco”), and, solely for certain sections specified in the Merger Agreement, the Designated Company Shareholders (as defined in the Merger Agreement), Merger Sub merged with and into Blattner (the “Merger”), with Blattner surviving the Merger as a wholly owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, as a result of the Merger and except as otherwise provided in the Merger Agreement, (i) all equity interests of Blattner outstanding in the name of Blattner’s equityholders (which did not include any shares of New Holdco common stock) immediately prior to the effective time of the Merger were cancelled and converted into the right to receive payment of the Merger Consideration (as defined in the Merger Agreement), which included a combination of cash and shares of common stock of the Company as described further below in this Item 2.01, and (ii) each outstanding award under the long term incentive plan of Blattner became fully vested and was cancelled in exchange for an amount as set forth in the Merger Agreement.

The Estimated Merger Consideration (as defined in the Merger Agreement) was $2.7 billion, subject to certain adjustments pursuant to the terms to the Merger Agreement, a portion of which included the issuance of 3,326,955 shares of common stock of the Company valued at $337.5 million to Blattner’s equityholders and the remainder of which was paid or payable in cash. The cash portion of the consideration was funded through a combination of the Delayed Draw Term Loan Facility and revolving loans borrowed under the Amended Credit Agreement, as described in Item 1.01 of this Current Report on Form 8-K, as well as the net proceeds received in connection with issuance of the Notes described in Item 1.02 of this Current Report on Form 8-K. Additionally, pursuant to the terms of the Merger Agreement, the former owners of Blattner will be eligible for additional consideration of up to $300 million to the extent certain financial performance targets are achieved by the acquired business during a designated post-acquisition period.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. Additionally, on October 1, 2021, the Company completed the acquisition of a business located in the United States that provides electric power construction and related services, in which a portion of the consideration consisted of the unregistered issuance of shares of common stock of the Company. The Company paid an approximate aggregate purchase price of approximately $55 million for that acquisition, consisting of cash, repayment of debt, assumption of certain liabilities and the issuance of 42,748 shares of common stock of the Company valued at approximately $5.0 million as of the date of the acquisition.

The issuance of shares of common stock of the Company in connection with the Merger and the issuance of shares of common stock of the Company in connection with the acquisition completed on October 1, 2021 were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

Item 7.01	Regulation FD Disclosure.

On October 14, 2021, the Company issued a press release announcing the Closing of the acquisition of Blattner, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of Blattner are not included in this Current Report on Form 8-K. Such financial statements will be filed within 71 calendar days after the date of filing of this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed within 71 calendar days after the date of filing of this Current Report on Form 8-K.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of September 1, 2021, by and among Quanta Services, Inc., Quanta Merger Sub, LLC, Blattner Holding Company, David Henry Company and, solely for certain sections specified in the Merger Agreement, the Designated Company Shareholders

10.1	Eighth Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 9, 2021, among Quanta Services, Inc. and certain subsidiaries of Quanta Services, Inc., as Borrowers, Quanta Services, Inc., as Guarantor, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the Swing Line Lenders and L/C Issuers party thereto

10.2	Ninth Amendment to Fourth Amended and Restated Credit Agreement, dated as of October 8, 2021, among Quanta Services, Inc. and certain subsidiaries of Quanta Services, Inc., as Borrowers, Quanta Services, Inc., as Guarantor, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the Swing Line Lenders and L/C Issuers party thereto

10.3	Commitment Letter, dated as of September 1, 2021, by and among BofA Securities, Inc. Bank of America, N.A., Wells Fargo Securities, LLC, and Wells Fargo Bank, National Association, as the commitment parties, and Quanta Services, Inc., as borrower

99.1	Press Release of Quanta Services, Inc. dated October 14, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*

The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish copies of any of such exhibits or schedules to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 15, 2021	Quanta Services, Inc.

	By:	/s/ Donald C. Wayne
Name: Donald C. Wayne
Title: Executive Vice President and General Counsel